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                                                                    Exhibit 1(5)

SOLOMON BROTHERS
LVL 40 EXCHANGE PLAZA
2 THE ESPLANADE
PERTH WA 6000


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                  CERTIFICATE OF REGISTRATION
                  OF FOREIGN COMPANY
                  (ON CHANGE OF NAME)

                  This is to certify that

                  XENOTECH INC.

                  AUSTRALIAN REGISTERED BODY NUMBER 080 097 918

                  did on the twenty-sixth day of October 1998 become registered under the Corporations Law with the name

                  DYNAMIC DIGITAL DEPTH INCORPORATED

                  AUSTRALIAN REGISTERED BODY NUMBER 080 097 918

                  The foreign company was formed or incorporated in

                  CANADA.

                  The foreign company was registered under Part 5B.2 of the Corporations Law on THE SEVENTEENTH DAY OF SEPTEMBER, 1997.



                                Given under the seal of the
                                Australian Securities and Investments Commission on this twenty-sixty day of October, 1998


                                Alan Cameron
Chairman